UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2003

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

1-14174
(Commission File No.)

Georgia	58-2210952
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

817 West Peachtree Street, N.W., Suite 1000 Atlanta, Georgia 30308
(Address and zip code of principle executive offices) (Zip Code)

404-584-9470
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 9.  Regulation FD Disclosure.

AGL Resources Inc. (NYSE: ATG) today announced that Georgia Natural Gas Company, its indirect wholly owned subsidiary, has reached an agreement to purchase Dynegy Energy Services Inc.’s (a subsidiary of Dynegy Inc.) 20 percent interest in SouthStar Energy Services LLC (SouthStar).  SouthStar markets natural gas to residential and commercial customers in Georgia and industrial customers in the Southeast and is currently owned collectively by AGL Resources, Piedmont Natural Gas and Dynegy Energy Services.  SouthStar markets gas in Georgia under the trade name Georgia Natural Gas Services.

The transaction is expected to close in March 2003, subject to a number of closing conditions, including approval of the transaction by the Georgia Public Service Commission.  Upon closing, Georgia Natural Gas Company (AGL Resources’ affiliate) will own a non-controlling 70 percent interest in SouthStar.  Piedmont Natural Gas, the remaining partner in the joint venture, will maintain its 30 percent ownership interest in SouthStar.

As part of the transaction, the parties are dismissing the lawsuit filed in July 2001 by Georgia Natural Gas Company on behalf of SouthStar against Dynegy Marketing and Trade, Dynegy’s affiliate, seeking a full and fair accounting of its activities as SouthStar’s asset manager.  In addition, SouthStar’s members have agreed to permit Dynegy Marketing and Trade to exit its contract to provide asset management and gas procurement and supply services for SouthStar, effective January 31, 2003, subject to the satisfactory completion of the closing conditions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: January 24, 2003	/s/ Richard T. O’Brien
Executive Vice President and Chief Financial Officer